Exhibit 10.47

CONFIDENTIAL

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

SUPPLY AGREEMENT

THIS SUPPLY AGREEMENT (this “Agreement”) is entered into and effective as of December 11th, 2013 (the “Effective Date”) by and between VIVUS, Inc., a Delaware corporation with its principal place of business at 1172 Castro Street, Mountain View, CA 94040 (“Vivus”) and Sanofi Winthrop Industrie, a French corporation having its principal offices at 20, avenue Raymond Aron, 92160 Antony, France, acting on its own behalf and on behalf of its Affiliates (“Purchaser”).  Vivus and Purchaser are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

WHEREAS, Vivus and Sanofi, an Affiliate of Purchaser, have entered into a separate License and Commercialization Agreement effective as of December 11th, 2013 (the “License Agreement”) pursuant to which Vivus granted to Sanofi a license in the Sanofi Territory (as defined below) for the commercialization of the therapeutic drug avanafil (marketed as Stendra® in the United States and likely marketed as either Stendra™ or Spedra™ in the Sanofi Territory).

WHEREAS, Purchaser desires to purchase the Product from Vivus, and Vivus desires to supply the Product to Purchaser, on the terms and subject to the conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.                                      DEFINITIONS

“Act” shall mean the United States Federal Food, Drug, and Cosmetic Act, as it may be amended from time to time.

“Affiliate(s)” means, with respect to a particular Party, any person, firm, trust, corporation, company, partnership, or other entity or combination thereof that directly or indirectly controls, is controlled by or is under common control with such Party.  For the purposes of this definition, the word “control” (including, with correlative meaning, the terms “controlled by” or “under the common control with”) means (a) ownership of fifty percent (50%) or more of the voting and equity rights of such person, firm, trust, corporation, company, partnership or other entity or combination thereof, or (b) the power to direct the management of such person, firm, trust, corporation, company, partnership, or other entity or combination thereof.

“API” means the Product’s active pharmaceutical ingredient

“Applicable Law” means any and all laws, statutes, ordinances, regulations, permits, orders, decrees, judgments, directives, or rules of any kind whatsoever pertaining to any of the activities contemplated in this Agreement that are promulgated by a federal, state, or other governmental authority, including, but not limited to, any regulations promulgated by any Regulatory Authority, all as amended from time to time.

“Anti-Bribery Laws” means any applicable anti-bribery and good business ethics legislation, regulations and/or codes, both national and foreign, including but not limited to, the United States Foreign Corrupt Practices Act of 1977, the United Kingdom Bribery Act, and national laws adopted and implemented pursuant to the Convention on Combating Bribery of Foreign Public Officials in International Business Transactions.

“cGMP” means current Good Manufacturing Practices, that is, the current standards for the manufacture, processing, packing, testing, shipping, and holding of drug active ingredients in the United States, as set forth in the Act and applicable regulations promulgated thereunder (including without limitation 21 C.F.R. Parts 210 and 211), as amended from time to time; and (b) comparable laws or regulations applicable to the manufacture, processing, packing, testing, shipping, and holding of drug active ingredients in the European Union, as they may be updated from time to time, including applicable guidelines promulgated under the International Conference on Harmonization.

“Commercialization” means the marketing, promotion, sale, offering for sale, importation and/or distribution of Product. “Commercialize” has a correlative meaning.

“Commercially Reasonable Efforts” means , with respect to a Party’s obligations under this Agreement, the reasonable and good faith efforts normally used by a similarly situated company in the pharmaceutical industry for a product that is of similar market potential and at a similar stage in its development or product life as the Product, which level of effort is at least commensurate with the level of effort that such Party would devote to its own internally discovered compounds or products that are of similar market potential and at a similar stage of development or product life as the Product.

“Compound” means the compound identified by the International Non-Proprietary Name avanafil and chemically known as (S)-4-(3-Chloro-4-methoxybenzylamino)-2-(2-hydroxymethylpyrrolidin-1-yl)-N-pyrimidin-2-ylmethyl-5-pyrimidinecarboxyamide, including any metabolites, polymorphs, salts, esters, free acid forms, free base forms, pro-drug forms, racemates and all optically active forms thereof (each, a “Compound” and collectively, the “Compounds”).

“Confidential Information” means, with respect to a Party, all proprietary Information of such Party that is disclosed to or accessed by the other Party under this Agreement.

“Control” means, with respect to any material, Information, or intellectual property right, that a Party and/or its Affiliates owns or has a license or right to such material, Information, or intellectual property right and has the ability to grant to the other Party access, a license, or a sublicense (as applicable) to such material, Information, or intellectual property right on the terms and conditions set forth herein without violating the terms of any then-existing agreement or other arrangement with any Third Party.

“EMA” means the European Medicines Agency or its successor.

“European Union” means any and all member countries of the European Union, as updated from time to time.

“FDA” means the United States Food and Drug Administration or its successor.

“Forecast” shall have the meaning set forth in Section 2.2.

“Information” means any data, results, and information of any type whatsoever, in any tangible or intangible form, including know-how, trade secrets, practices, techniques, methods, processes,

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

procedures, inventions, developments, specifications, formulations, formulae, software, algorithms, marketing reports, expertise, stability, technology, pharmacological, biological, chemical, biochemical, toxicological, and clinical test data, analytical and quality control data, and stability data.

“License Agreement” shall have the meaning set forth in the recitals above.

“MAA” means an application for Regulatory Approval filed with the EMA.

“Manufacturing Cost” has the meaning set forth in Appendix B.

“Menarini” shall mean A. Menarini Industrie Farmaceutiche Riunite Srl and/or any other company in the Menarini Group.

“MTPC” means Mitsubishi Tanabe Pharma Corporation.

“MTPC Agreement” means that certain Agreement between Vivus and MTPC (as successor in interest to Tanabe Seiyaku Co., Ltd.), effective as of December 28, 2000, as amended pursuant to the Amendment No. 1 to Agreement dated as of January 9, 2004 and the Second Amendment to Agreement dated as of August 1, 2012, the Third Amendment to Agreement dated as of February 21, 2013.

“NDA” means a New Drug Application, as defined in the Act.

“Person” means an individual, corporation, partnership, limited liability company, trust, association, joint venture, sole proprietorship, unincorporated organization, governmental authority, or any other form of entity not specifically listed herein.

“Price” means ***; provided, however, that such *** shall not apply to *** (as defined in Appendix B).  Notwithstanding the foregoing, the Price for the *** shall be as set forth in Appendix B, and the Price for Product manufactured by Sanofi Winthrop Industrie using API supplied by Vivus pursuant to Section 6.5 of the License Agreement shall be as set forth in Section 3.1.

“Product” means formulated tablets containing Compound which, if appropriately formulated, blistered and packaged would constitute the pharmaceutical product known as (a) Spedra™, as described in the EMA-approved MAA for such product (as such MAA may be modified in the future in accordance with this Agreement and/or the License Agreement) or (b) Stendra®, as described in the FDA-approved NDA for such product (as such NDA may be modified in the future in accordance with this Agreement and/or the License Agreement).  Product will be ordered and supplied at three different dosage strengths:  50 mg, 100 mg, and 200 mg; and in two different forms: bulk tablets manufactured by MTPC or, as the case may be, by Sanofi Winthrop Industrie and, solely in the case of the ***.

“Product Shortage” means a circumstance that is not the result of a force majeure in which Vivus is unable to supply Product to Purchaser in compliance with the terms and conditions of this Agreement in the quantities sufficient to meet Purchaser’s requirements of Product as set forth in outstanding Purchase Orders and/or the Forecast.

“Purchaser” means Sanofi Winthrop Industrie and/or its Affiliates.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

“Purchase Order” shall have the meaning set forth in Section 2.3.

“Quality Agreement” shall have the meaning set forth in Section 5.4.

“Regulatory Approval” means all approvals necessary for the manufacture, marketing, importation and sale of the Product for one or more indications in a country or regulatory jurisdiction of the Sanofi Territory, which may include satisfaction of all applicable regulatory and notification requirements. For the avoidance of doubt, Regulatory Approval includes any pricing approval that may be required by Applicable Law.

“Regulatory Authority” means, in a particular country or regulatory jurisdiction of the Sanofi Territory, any applicable governmental authority involved in granting Regulatory Approval.

“Specifications” means the specifications, standards, limits, criteria and other requirements for or related to the Product provided hereunder, as set forth in Appendix A or otherwise agreed to by the Parties in writing.

“Term” shall have the meaning set forth in Section 9.1.

“Third Party” means any person, entity, or organization other than Vivus, Purchaser or an Affiliate of either Party.

“Trademarks” means trademarks and all registrations or applications for registration thereof.

“Sanofi Territory” shall have the meaning assigned to such term in the License Agreement, i.e. all the countries of Africa, the Middle East-Turkey, and Eurasia, as detailed in Appendix C, which list of territories shall be deemed automatically amended from time to time upon any amendment to the definition of “Sanofi Territory” in the License Agreement.

“Sanofi Trademarks” means any Trademark owned by or licensed to Purchaser by a Third Party.

“Vivus Trademarks” means the Trademarks “Stendra” and “Spedra”, all designs and styles used by Vivus in the depiction of the foregoing Trademark, and any copyrights therein, and all goodwill appurtenant to any of the foregoing, in each case Controlled by Vivus as of the Effective Date or during the term of the License Agreement, provided however that if the registration of any of the Vivus Trademarks is refused by any Regulatory Authority or trademark office in the Sanofi Territory and by mutual agreement of the Parties another Trademark owned by or licensed to Vivus or its Affiliates is selected to be used by Sanofi with respect to Commercialization of the Product in the Sanofi Territory, such other Trademark shall also be included in Vivus Trademarks.

“***” has the meaning set forth in Section 2.4.

2.                                      SUPPLY OF PRODUCTS

2.1                               Supply of Product. During the Term, and subject to the provisions herein, for the purpose of Commercialization of the Product in the Sanofi Territory under the Vivus Trademarks or the Sanofi Trademarks by Purchaser, its sublicensees or their distributors in accordance with the provisions of

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the License Agreement, Vivus agrees to manufacture, test, and supply the Product to Purchaser or any of its Affiliates or designees, directly or through one or more Third Party subcontractors, and Purchaser agrees to purchase the Product from Vivus, pursuant to Purchase Orders that may be submitted to Vivus by Purchaser from time to time in accordance with Section 2.3.  .

2.2                               Forecasts.  Purchaser will submit to Vivus, no later than the *** preceding the start of every *** (i.e., ***) during the Term, a non-binding rolling forecast (“Forecast”) setting forth an estimate of the total quantity of Product that Purchaser reasonably believe it may purchase during the *** commencing with the beginning of the subsequent ***, along with estimated shipment dates.

2.3                               Purchase Orders.  Purchaser shall issue written purchase orders (“Purchase Orders”) from time to time to purchase the Product from Vivus. Purchase Orders shall be submitted to Vivus at least *** in advance of the desired shipment date specified therein.  For each calendar quarter, Purchaser shall be required to submit Purchase Orders for at least *** percent (***%) of the quantities in the Forecast for such *** submitted by Purchaser to Vivus *** prior to the start of such *** (the “Binding Forecast”), and Vivus will have no obligation to supply Product in excess of *** percent (***%) of the quantity specified in such Binding Forecast.  Each Purchase Order shall specify, at a minimum, the applicable volume of each dosage strength of Product ordered, and the requested delivery date.  Upon receipt of a Purchase Order, subject to the provisions of Section 2.1, Vivus shall supply the Product in such quantities and deliver the Product to Purchaser (or Purchaser’s designee) on such delivery dates with a minimum shelf life of the Product of at least *** percent (***%).  Vivus is not obligated to accept verbal orders of any kind for the supply of Product hereunder.  To the extent there is any conflict or inconsistency between this Agreement and any Purchase Order, this Agreement shall govern.

2.4                               ***.  At any time prior to ***, Purchaser may submit a *** for, and Vivus agrees to supply, up to *** consisting of *** of Product each, with *** (the “***”).  Specifications of the *** shall be in accordance with the EMA specifications for the Product as reported in the regulatory dossier filed in connection with the MAA.  The *** is a ***, and Vivus shall not be obligated to supply any additional quantities of *** Product hereunder.  The rest of this Article 2 shall apply to the ***, except that (a) the *** shall be submitted to Vivus at least *** in advance of the desired shipment date specified therein, and (b) Purchaser shall not be required to include the *** quantities in any of its Forecasts. Upon Purchaser’s request, Vivus shall use Commercially Reasonable Efforts to work with Purchaser and the Third Party Manufacturers involved in the manufacture of the Product comprising the *** toward delivering to Purchaser Product with an improved minimum shelf life of *** percent (***%).

2.5                               Delivery and Shipping Terms.  Product shall be shipped EXW (Incoterms 2010) directly from MTPC’s manufacturing facility (or, if applicable, the manufacturing facility of any other manufacturer being utilized by Vivus for manufacturing Product).  Title to the Product and risk of loss shall pass to Purchaser at the time of delivery of the Product to the applicable Third Party shipper at the loading dock of the manufacturing facility, and Purchaser shall be responsible for obtaining such insurance as Purchaser deems necessary with respect to the shipment at Purchaser’s expense.  Purchaser shall arrange for, and pay, all shipping, freight, custom duties, and other charges associated with the shipment of the Product to Purchaser’s designated destination.  Purchaser shall be responsible for obtaining any necessary export and/or import licenses, or other similar official authorizations, and for carrying out all customs formalities for the exportation and importation of the Product.  Vivus shall issue (or shall have its manufacturer issue) a certificate of analysis (“COA”) for shipment of Product sent to Purchaser.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

2.6                               Packaging and Labeling.  Vivus will supply Product to the Purchaser in the form of bulk tablets, except for the ***, which shall be supplied in the form described in Section 2.4.  Purchaser shall be responsible, at its sole expense, for packaging and labeling the Product for commercial sale (other than the white boxes provided with the ***).  Any labels, product inserts, and other packaging for the Product shall be consistent with then-current Regulatory Approval(s) applicable to the sale and marketing of the Product in the Sanofi Territory and with Applicable Laws of the Sanofi Territory.  Vivus’ name will not appear on the label or anywhere else on the commercial packaging of the Product unless:  (i) required by any Applicable Laws; or (ii) Vivus consents in writing to the use of its name.

2.7                               Product Shortage. If Vivus becomes aware of any circumstances that may give rise to a Product Shortage for any calendar quarter, Vivus shall provide Purchaser with prompt written notice thereof.  In the event of a Product Shortage, without prejudice to any other remedy Purchaser may have under this Agreement, Vivus shall be permitted to allocate the available Product among Purchaser and any other licensees and/or authorized distributors of Product worldwide, *** based on the volume of Product orders of Purchaser and such other licensees and distributors. The “volume of Product orders” will be calculated based on (a) orders for Product that were delivered during the preceding *** or that are then in transit (excluding in each case any orders where payment therefor is delinquent), and (b) the binding portion of any outstanding purchase orders or forecasts.

3.                                      PRICE; PAYMENT

3.1                               Prices for Product.  Purchaser shall pay to Vivus the Price for the units of Product supplied to Purchaser pursuant to this Agreement.  For any Product supplied to Purchaser hereunder that has been manufactured by Sanofi Winthrop Industrie using API supplied by Vivus pursuant to Section 6.5 of the License Agreement , the Price shall be equal to *** of *** such Product and in having the Product ***.  Purchaser shall be solely responsible for determining the price at which it will sell the Product.

3.2                               Payment.  Vivus shall provide to Purchaser written invoices setting forth the amount payable by Purchaser with respect to quantities of Product sold hereunder, including the Price applied by Vivus to each dosage strength of Product.  To the extent that, for a given quantity of Product, Vivus is billed by MTPC or another Third Party manufacturer of Product in multiple invoices, Vivus may send multiple invoices to Purchaser for such quantity of Product.  Purchaser shall pay Vivus for Product in the amount invoiced by Vivus, without deduction, deferment, set-off, lien, or counterclaim of any nature, within *** days from the date of the invoice.  All payments to be made by Purchaser to Vivus under this Agreement represent net amounts Vivus is entitled to receive.

3.3                               Audit.              During the term of this Agreement, on an annual basis, Purchaser shall have the right to have Vivus’ books and records reviewed (during normal business hours on a date mutually agreed with reasonable advance notice) by an independent auditor bound by confidentiality and restricted-use obligations no less stringent than those set forth in Article 13, for the sole purpose of verifying the calculation by Vivus of the Price of Product supplied to Purchaser that is manufactured by Sanofi Winthrop Industrie, as set forth in 3.1 above. The cost of such audit shall be borne by Purchaser unless the audit report reveals that the Price invoiced to Purchaser for any quantity of such Product is higher by at least ***% than the Price calculated in accordance with Section 3.1 using Vivus’ out-of-pocket expenses as reported in Vivus books and records, in which case, Vivus shall reimburse Purchaser the cost of such audit.  Any amount unduly paid by Purchaser for the supply of any such quantity of Product shall be credited by Vivus against future payments owed by Purchaser under this Agreement, or if such future

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payments are not reasonably expected to occur, shall be reimbursed by Vivus.

4.                                      REPRESENTATIONS AND WARRANTIES

4.1                               Mutual Representations.  Each Party hereby represents, warrants, and covenants (as applicable) to the other Party as follows, as of the Effective Date:

(a)                                 Corporate Existence and Power.  It is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it is incorporated, and has all requisite power and authority and the legal right to own and operate its property and assets and to carry on its business as it is now being conducted and as contemplated in this Agreement.

(b)                                 Authority and Binding Agreement.  It has the requisite power and authority and the legal right to enter into this Agreement and perform its obligations hereunder; it has taken all necessary action on its part required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder; and this Agreement has been duly executed and delivered on its behalf, and constitutes a legal, valid, and binding obligation of such Party that is enforceable against it in accordance with its terms, subject as to enforcement of remedies to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting generally the enforcement of creditors’ rights and subject to a court’s discretionary authority with respect to the granting of a decree ordering specific performance or other equitable remedies.

(c)                                  Consents.  All necessary consents, approvals and authorizations of all governmental authorities and other Third Parties required to be obtained by it in connection with the execution, delivery and performance of this Agreement have been obtained by it.  For the avoidance of doubt, Purchaser shall be solely responsible for obtaining any product and/or distribution license so as to be able to sell and market the Product in a particular territory.

(d)                                 Representations regarding Debarment and Compliance.

(i)                                     Each Party represents, warrants and covenants that as of the Effective Date and during the Term, neither it nor its Affiliates nor, to its knowledge based upon reasonable inquiry, any of their respective directors, officers, or employees:

(A)                               are debarred under Section 306(a) or 306(b) of the Act;

(B)                               have been charged with, or convicted of, any felony or misdemeanor under Applicable Laws related to any of the following:  (1) the development or approval of any drug product or the regulation of any drug product under the Act; Directive 2001/83/EC of the European Parliament and of the Council of 6 November 2001 on the Community code relating to medicinal products for human use, Directive 2001/20/EC of the European Parliament and of the Council of 4 April 2001 on the approximation of the laws, regulations and administrative provisions of the Member States relating to the implementation of good clinical practice in the conduct of clinical trials on medicinal products for human use, the national laws of individual EU Member States implementing the provisions of these Directives into their national law, Regulation (EC) No 726/2004 of the European Parliament and of the Council of 31 March 2004 laying down Community procedures for the authorization and supervision of medicinal products for human and veterinary use and establishing a European Medicines Agency, or any similar Applicable Laws; (2) a conspiracy to commit, aid or abet the development or

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

approval of any drug product or regulation of any drug product; (3) health care program-related crimes (involving Medicare or any state health care program); (4) patient abuse, controlled substances, bribery, payment of illegal gratuities, fraud, perjury, false statement, racketeering, blackmail, extortion, falsification or destruction of records; (5) interference with, obstruction of an investigation into, or prosecution of, any criminal offense; or (6) a conspiracy to commit, aid or abet any of these listed felonies or misdemeanors; or

(C)                               are excluded, suspended or debarred from participation, or otherwise ineligible to participate, in any United States federal or state health care programs (including convicted of a criminal offense that falls within the scope of 42 U.S.C. §1320a-7 but not yet excluded, debarred, suspended, or otherwise declared ineligible), or excluded, suspended or debarred from participation, or otherwise ineligible to participate, in any United States federal procurement or non-procurement programs.

(ii)                                  Each Party will notify the other Party promptly, but in no event later than ***, after knowledge of any exclusion, debarment, suspension or other ineligibility set forth in Section 4.1(d)(i) occurring during the Term, or if such Party concludes based on its good faith business judgment that a pending action or investigation is likely to lead to the exclusion, debarment, suspension or other ineligibility of such Party.

(e)                        Representations regarding Anti-Bribery Laws.

Each Party represents and warrants that, on or before the Effective Date, to its knowledge based upon reasonable inquiry, neither it, its Affiliates nor any of their respective directors, officers, employees: (a) has made or agreed any payment or any offer or promise for payment, either directly or indirectly, of money or other assets, or transfer anything of value (a “Payment”), to government or political party officials (where “government official” shall, for purposes of this Section 10.6, include without limitation health care providers in state-run hospitals and health care systems and decision-makers in state-owned or -controlled enterprises), officials of international organizations, candidates for public office, or representatives of other businesses or persons action on behalf of any of the foregoing for the purpose of influencing decisions or actions or where such Payment would constitute violation of any applicable Anti-Bribery Laws; and (b) has accepted any Payment for the purpose of influencing any decisions or actions to help anyone (including but not limited to any of the Parties) obtain or maintain business where such Payment would constitute violation of any Anti-Bribery Laws. Each Party covenants that during the Term, it will ensure that neither it, its Affiliates, nor any of their respective directors, officers and employees will make, agree to, offer or accept any of the Payment described in (a) and (b).

4.2                               Product Warranties of Vivus.

(a)                                 Vivus warrants that the Product shall:  (i) comply with the Specifications, and (ii) be manufactured in compliance with cGMP.

(b)                                 The foregoing warranty shall not apply to damaged Product to the extent such damage is directly caused in whole or in part by Purchaser’s breach of this Agreement or, upon delivery in accordance with the terms of Section 2.5, use, handling, or storage that is not in accordance with the provisions of the Quality Agreement.

(c)                                  Vivus’ obligations as provided in Section 10.1 and Section 6.2 shall be the sole and

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exclusive remedies available to Purchaser with respect to Product that fails to meet the product warranties set forth in Section 4.2(a).

4.3                       No Other Representations or Warranties.  EXCEPT AS EXPRESSLY STATED IN THIS ARTICLE 4, NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, WHETHER EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, OR NON-MISAPPROPRIATION OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS, ARE MADE OR GIVEN BY OR ON BEHALF OF Vivus.  EXCEPT AS EXPRESSLY STATED IN THIS ARTICLE 4, ALL REPRESENTATIONS AND WARRANTIES, WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE, ARE HEREBY EXPRESSLY EXCLUDED.

5.                                      QUALITY

5.1                               General.  Vivus shall be responsible for establishing and maintaining such procedures for implementing corrective and preventive actions with respect to the manufacturing of the Product as it deems necessary in compliance with Applicable Law.  Vivus shall cooperate with Purchaser at Vivus’ expense in determining the cause of any quality problems involving the Product, identifying corrective actions, and ensuring the implementation and effectiveness thereof.  Upon Purchaser’s request, Vivus shall use Commercially Reasonable Efforts to implement at its own costs such corrective actions with respect to the Product, and shall provide Purchaser with written confirmation upon the completion thereof.

5.2                               Notice of Failure to Meet Specifications.  Vivus shall notify Purchaser promptly after the discovery that any lot of Product shipped to Purchaser, which had previously been approved in accordance with procedures set forth herein, fails to comply with its applicable Specifications.  Vivus will make, at its expense, such further internal investigation of any failure to meet the Specifications Vivus deems appropriate under the circumstances and otherwise consistent with its obligations hereunder.

5.3                               Changes to Specifications.

(a)                                 Changes Requested by Purchaser.  Vivus shall discuss in good faith any reasonable requests by Purchaser to change the manufacturing process, Specifications, or any testing method with respect to the Product; provided, however that Vivus shall in no event be obligated to implement any such change unless Purchaser bears the costs of such implementation.

(b)                                 Changes Requested by Vivus.  Vivus shall have the right, in its sole discretion, to change any procedures, Specifications, methods (including testing methods) or standard operating procedures relating to the manufacture or supply of the Product.  Notwithstanding the foregoing, Vivus shall not implement any such change that is (i) inconsistent with the then-current MAA or NDA for the Product or (ii) reasonably likely to have a material adverse effect on Vivus’ ability to comply with the terms of this Agreement, including any Product delivery timelines hereunder.

5.4                               Quality Agreement.  Within *** following the Effective Date, the Parties shall enter into a quality agreement governing the agreed-upon Specifications and other technical aspects of supply of Products to Purchaser hereunder (the “Quality Agreement”).  In the event of any inconsistency between this Agreement and the Quality Agreement, this Agreement shall control.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

6.                                      ACCEPTANCE AND REJECTION PROCEDURES

6.1                               Inspection.  Purchaser or its designee shall promptly, upon arrival on its site, carefully inspect each shipment of Product for transport damages, losses and shortfalls.  Apparent defects, such as, for instance, damaged containers or missing packages of Product, must be notified to the carrier promptly upon arrival of the shipment and the freight documents at Purchaser or its designee and, where possible, countersigned by the carrier’s representative.  Failure of Purchaser or its designee to notify such visually detectable defects to the carrier promptly upon arrival of the concerned shipment and freight documents shall exclude any liability of Vivus for such defects.  Purchaser shall have *** after receipt of a shipment of Product to determine if such Product complies with the warranties set forth in Section 4.2(a) (the “Inspection Period”).  Purchaser shall notify Vivus of any such non-compliance prior to the end of the Inspection Period, describing in detail the non-compliance.  Notwithstanding the preceding provisions of this Section 6.1, if with respect to any unexpired Product, the non-compliance could not reasonably be expected to have been found by diligent and customary inspection during the Inspection Period and Purchaser notifies Vivus of such non-compliance, describing the Latent Defect in detail, within *** of the discovery of the Latent Defect and within the shelf life of the Product, such non-compliance shall be deemed to be a “Latent Defect” hereunder.  Purchaser’s notification of Vivus of a non-compliance during the Inspection Period or of a Latent Defect in the period permitted above shall be referred to herein as a “Claim”.  Purchaser shall be deemed to have accepted any Product if it fails to give a Claim in the periods permitted above.  At Vivus’ reasonable request, Purchaser shall provide Vivus with any documentation or analysis that is reasonably necessary for Vivus to exercise its rejection rights under its supply agreement with MTPC and/or any other relevant Third Party manufacturer.

6.2                               Remedies.  Except for Claims disputed pursuant to Section 6.2(b) hereof, if Purchaser submits a Claim, then as promptly as practicable after the submission of the Claim to Vivus (taking into account, without limitation, the time necessary for Vivus to receive a response from MTPC and/or any other relevant Third Party manufacturer with respect to such Claim), Vivus shall instruct Purchaser whether to return or destroy the Product in question and provide Purchaser with replacement Product.  In the event that:

(a)                                 Vivus agrees with the Claim, then Vivus shall pay for all out-of-pocket costs of returning or destroying Product that is the subject of any accepted Claim.  Vivus shall bear the risk of loss for such Product, beginning at such time as they are taken at Purchaser’s premises for return delivery.

(b)                                 Vivus does not agree with the Claim, then the Parties agree to submit the Product in question to a mutually agreed independent Third Party that has the capability of testing the Product to determine whether or not it complies with the Specifications.  The losing Party shall bear all costs and expenses related to such testing and pay for all shipping costs of returning the Product and/or sending the replacement Product, as the case may be.

7.                                      REGULATORY MATTERS FOR COMMERCIALIZATION PURPOSES.

The Parties’ or their respective Affiliates’ rights and obligations with respect to Regulatory Approvals for the purpose of Commercialization of the Product in the Sanofi Territory are set forth in the License Agreement.

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8.                                      RECORD-KEEPING; INSPECTION; AUDIT

8.1                               Recordkeeping.  Vivus will keep records of the manufacture and testing of the Product, and retain samples of Product sold hereunder as are necessary to comply with Applicable Laws, as well as to assist with resolving Product complaints and other similar investigations.  Copies of the records and samples will be retained for a period of *** following the date of Product expiry, or longer if required by Applicable Laws.  Purchaser is responsible for retaining samples of the Product necessary to comply with the legal/regulatory requirements applicable to Purchaser.

8.2                               Audits.  From and after the commencement of supply hereunder and through an independent auditor reasonably acceptable to Vivus, Purchaser shall have the right, upon reasonable advance notice and during regular business hours, to cause an inspection and audit of the facilities being used by Vivus or a Vivus Affiliate for the production of Product to assure compliance by Vivus with cGMPs.  At Purchaser’s reasonable request, Vivus agrees to facilitate a similar inspection and audit of the facilities being used by MTPC and/or any other Third Party manufacturer; provided, however, that Purchaser acknowledges and agrees that such inspection and audit will require approval of MTPC and/or such other Third Party manufacturer, and Vivus shall not be liable for any failure to obtain such approval.

8.3                               Procedure.  The inspection and audit provided for under Section 8.2 shall not be carried out by Purchaser more than once per calendar year.  Each inspection and audit shall be conducted in a manner so as to minimize disruption of the business operations of Vivus.  Vivus representatives will be permitted to participate as observers during any such inspection and audit.  To the extent that Purchaser’s requests an inspection or audit of the facilities of MTPC and/or any other Third Party manufacturer, Purchaser acknowledges that Vivus must coordinate the dates and schedule of such inspection and audit with MTPC and/or such other Third Party manufacturer.

8.4                               Results.  If an inspection or audit reveals a failure to comply with cGMP in all material respects, then Purchaser shall promptly provide to Vivus written notice of such fact, which notice shall contain in reasonable detail the deficiencies found in the applicable facilities and, if practicable, those steps Purchaser believes should be undertaken in order to remedy such deficiencies.  The Parties shall discuss in good faith the proposed deficiencies and, to the extent there is agreement on the proposed deficiencies, Vivus shall use reasonable efforts to remedy such deficiencies, or implement a plan to remedy such deficiencies, as soon as reasonably practical following receipt of the notification thereof.

9.                                      TERM; TERMINATION

9.1                               Term.  The term of this Agreement (the “Term”) will commence on the Effective Date and, unless earlier terminated pursuant to this Article 9, will continue until June 30th, 2015 or, in the event that MTPC’s obligations to supply Product to Vivus (the “MTPC Supply Obligations”) are amended such that the term thereof is extended beyond June 30, 2015, until the expiration of the MTPC Supply Obligations as amended.

9.2                               Termination for Default or Bankruptcy.  Either Party may terminate this Agreement (a) for material breach by the other Party if such breach continues uncured for a period of *** after receipt of notice thereof; or (b) if (i) the other Party shall institute bankruptcy, insolvency, liquidation or receivership proceedings or proceedings for reorganization under bankruptcy or comparable laws; or (ii) a petition shall be filed against the other Party for any proceedings described in clause (i) above, the effectiveness of which is not stayed or dismissed within *** after the filing thereof; or (iii) the other Party

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shall make a general assignment of all or substantially all of its assets for the benefit of creditors.  Termination of this Agreement pursuant to this Section 9.2 shall not affect any other rights or remedies which may be available to the non-defaulting Party.

9.3                               Termination Upon Termination of License Agreement.  In addition to the termination rights expressly provided for elsewhere in this Agreement, the early termination of the License Agreement shall trigger automatically the termination of this Agreement with immediate effect with no notice being required from either Party.

9.4                               Effects of Termination.  Upon expiration or termination of this Agreement, Vivus shall manufacture and supply, and Purchaser shall purchase from Vivus any and all quantities of Product ordered by Purchaser pursuant to this Agreement prior to the date on which such notice is given, for the applicable Price.  In addition, either Purchaser or one of its Affiliates shall purchase any and all materials held by Vivus or MTPC (or any other Third Party manufacturer of Product) for use in the manufacture of Product based on Forecasts provided by Purchaser, for an amount equal to *** of such materials.  Termination or expiration of this Agreement will not affect any outstanding obligations due hereunder prior to the termination or expiration.

9.5                               Survival.  Expiration or termination of this Agreement shall not relieve the Parties of any obligation accruing prior to the effective date of such expiration or termination.  The following sections shall survive termination or expiration of this Agreement for any reason:  Sections 9.4 and 9.5; and Articles 3 (solely with respect to Product ordered prior to termination or expiration), 4, 5, 6 (solely with respect to Product ordered prior to termination or expiration), 7, 8, 10, 11, 13, 14, and 16.

10.                               INDEMNIFICATION

10.1                        Indemnification by Vivus.  Vivus agrees to defend and indemnify and hold Purchaser, its sublicensees and their respective directors, officers and employees (the “Purchaser Indemnified Parties”) harmless against any and all Third Party claims, suits or proceedings, and all associated expenses, recoveries and damages, including court costs and reasonable attorneys’ fees and expenses, arising out of, based on, or caused by the breach by Vivus of any representation, warranty, or covenant contained in this Agreement, except in each case to the extent that such claims, suits, proceedings, expenses, recoveries or damages arise from the breach by Purchaser of any representation, warranty, or covenant contained in this Agreement or any negligence or willful misconduct by a Purchaser Indemnified Party.

10.2                        Indemnification by Purchaser.  Purchaser agrees to defend and indemnify and hold Vivus, its Affiliates, and their respective directors, officers and employees (the “Vivus Indemnified Parties”) harmless against any and all Third Party claims, suits, proceedings, and all associated expenses, recoveries, and damages including court costs and reasonable attorneys’ fees and expenses, arising out of, based on, or caused by the breach by Purchaser of any representation or warranty or covenant contained in this Agreement, except in each case to the extent that such claims, suits, proceedings, expenses, recoveries or damages arise from the breach by Vivus of any representation or warranty or covenant contained in this Agreement or any negligence or willful misconduct by a Vivus Indemnified Party.

10.3                        Indemnification Procedures.  The Party claiming indemnity under this Article 10 (the “Indemnified Party”) shall give written notice to the Party from whom indemnity is being sought (the “Indemnifying Party”) *** after learning of a written claim (“Indemnified Claim”).  Failure by an

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Indemnified Party to give notice of an Indemnified Claim *** after receiving a writing reflecting such Claim shall not relieve the Indemnifying Party of its indemnification obligations hereunder except and solely to the extent that such Indemnifying Party is actually prejudiced as a result of such failure to give such notice. The Indemnifying Party shall have the right to assume the conduct and defense of the Indemnified Claim with counsel of its choice; provided that, the Indemnifying Party shall not have the right to assume any Indemnified Claim if (x) the Indemnifying Party fails to provide reasonable evidence of its ability and willingness to satisfy such claim, or (y) such claim involves a criminal or regulatory enforcement action.  The Indemnified Party shall provide the Indemnifying Party with reasonable assistance in connection with the defense of the Indemnified Claim.  The Indemnified Party may monitor such defense with counsel of its own choosing at its sole expense.  The Indemnifying Party may not settle the Indemnified Claim without the prior written consent of the Indemnified Party, such consent shall not be unreasonably withheld, delayed or conditioned. In no event shall the Indemnifying Party settle the Indemnified Claim unless such settlement provides an unconditional and full release of the Indemnified Party.  If the Indemnifying Party does not assume and conduct the defense of the Indemnified Claim as provided above: (a) the Indemnified Party may assume and conduct the defense of the Indemnified claim at the Indemnifying Party’s expense; (b) the Indemnified Party may consent to the entry of any judgment or enter into any settlement with respect to the Indemnified Claim in any manner the Indemnified Party may deem reasonably appropriate (and the Indemnified Party need not consult with, or obtain any consent from, the Indemnifying Party in connection therewith); and (c) the Indemnifying Party will remain responsible to indemnify the Indemnified Party for Indemnified Claims as provided in this Article 10.

11.                               LIMITATION OF LIABILITY.

(a)                                 NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY EXEMPLARY, SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, OR INDIRECT DAMAGES, COSTS OR EXPENSES (INCLUDING LOST PROFITS, LOST REVENUES AND/OR LOST SAVINGS) ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES.  NOTHING IN THE PRECEDIING SENTENCE IS INTENDED TO OR SHALL LIMIT OR RESTRICT (A) THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF ANY PARTY IN CONNECTION WITH THIRD PARTY CLAIMS UNDER ARTICLE 10, (B) DAMAGES OR INJUNCTIVE RELIEF AVAILABLE FOR A PARTY’S BREACH OF ARTICLE 13, (C) DAMAGES TO THE EXTENT ARISING FROM OR RELATING TO WILLFUL MISCONDUCT OR FRAUDULENT ACTS OR OMISSIONS OF A PARTY.  IN NO EVENT SHALL VIVUS’ AGGREGATE LIABILITY ARISING OUT OF OR RELATING TO THIS AGREEMENT UNDER ANY THEORY OF LIABILITY (WHETHER IN CONTRACT, TORT, STATUTORY OR OTHERWISE) EXCEED *** DOLLARS (US$***), EXCEPT IN CASES OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

(b)                                 Allocation of Risks.  The limitation of liability set forth in this Article 11 reflects a deliberate and bargained for allocation of risks between Purchaser and Vivus and is intended to be independent of any exclusive remedies available under this Agreement, including any failure of such remedies to achieve their essential purpose.

(c)                                  Essential Part of the Bargain.  The Parties acknowledge that the limitations of liability set forth in this Article 11 are an essential element of this Agreement between the Parties and that the Parties would not have entered into this Agreement without such limitations of liability.

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(d)                                 Duty to Mitigate.  Each Party shall use reasonable efforts to mitigate any damages incurred by such Party hereunder.

12.                               INSURANCE.

Each Party shall procure and maintain insurance or self-insure during the Term of this Agreement of this Agreement, adequate to cover its obligations hereunder and which are consistent with normal business practices of prudent companies similarly situated.  Such insurance shall be written by insurance companies of good international reputation..

It is understood that the insurance requirements above shall not be construed to create a limit of either Party’s liability with respect to its indemnification obligations under Article 10.  Each Party shall provide the other Party with written evidence of such insurance upon request.

13.                               CONFIDENTIALITY; PUBLICITY; PROPRIETARY RIGHTS

13.1                        Confidentiality.  Except to the extent expressly authorized by this Agreement or otherwise agreed in writing by the Parties, each Party agrees that, for the Term and for *** years thereafter, it shall keep confidential and shall not publish or otherwise disclose and shall not use for any purpose other than as provided for in this Agreement any Confidential Information of the other Party except for that portion of such information or materials that the receiving Party can demonstrate by competent proof:

(a)                                 was already known to the receiving Party or its Affiliate, other than under an obligation of confidentiality, at the time of disclosure by the other Party;

(b)                                 was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party;

(c)                                  became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement;

(d)                                 is subsequently disclosed to the receiving Party or its Affiliate by a Third Party without obligations of confidentiality with respect thereto; or

(e)                                  is subsequently independently discovered or developed by the receiving Party or its Affiliate without the aid, application, or use of Confidential Information.

Notwithstanding the foregoing, the receiving Party may disclose without violation of this Agreement such portion of the Confidential Information as is required or permitted to be disclosed if, on the advice of counsel, it is required under Applicable Law or pursuant to legal process to disclose such Confidential Information of the other Party; provided that unless otherwise prohibited by Applicable Law, the receiving Party first advises the disclosing Party of such intended disclosure and provides the disclosing Party with the opportunity to seek appropriate judicial or administrative relief to avoid, or obtain confidential treatment of, such disclosure at the disclosing Party’s sole cost and expense.

13.2                         Authorized Disclosure.  Each Party may disclose Confidential Information belonging to the other Party to the extent such Party determines such disclosure is reasonably necessary in the

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following situations:

(a)                                 prosecuting or defending litigation relating to this Agreement;

(b)                                 in the case of Vivus, disclosure to MTPC as required pursuant to the MTPC Agreement;

(c)                                  in the case of Vivus as the receiving Party, disclosure to its licensees, sublicensees, and collaborators with respect to the Product outside the Sanofi Territory or outside the Field, but solely to the extent that such Confidential Information (i) raises any material concerns regarding the safety of any Product; (ii) indicates or suggests a potential material liability of either Vivus or the applicable licensee, sublicensee, or collaborator to Third Parties in connection with any Product; (iii) is reasonably likely to lead to a recall or market withdrawal of any Product; or (iv) relates to any Product and is reasonably likely to have a material impact on a Regulatory Approval of any Product in such licensee’s, sublicensee’s, or collaborator’s territory; provided that each such disclosee must be bound by obligations of confidentiality and non-use no less stringent than those set forth in Sections 13.1 and 13.2 prior to any such disclosure and further provided that Vivus shall cause any of its licensees to commit to the same obligations and shall disclose to Sanofi any confidential information received from any licensee of the Vivus Technology in order to enable Sanofi, its Affiliates and licensees to address adequately the situations set forth in the sub-sections (i) to (iv) of this Section 13.2(c);

(d)                                 disclosure to its and its Affiliates’ respective directors, officers, employees, consultants, attorneys, professional advisors, lenders, insurers, and sublicensees only on a need-to-know basis and solely as necessary in connection with this Agreement, provided that each disclosee must be bound by obligations of confidentiality and non-use no less stringent than those set forth in Sections 13.1 and 13.2 prior to any such disclosure; and

(e)                                  disclosure to any bona fide potential or actual investor, acquirer, merger partner, or other potential or actual financial partner (and/or their respective consultants, attorneys, professional advisors) on a need-to-know basis and solely for the purpose of evaluating a potential investment, acquisition, merger, or similar transaction; provided that each disclosee must be bound by obligations of confidentiality and non-use no less stringent than those set forth in Sections 13.1 and 13.2 prior to any such disclosure.  The receiving Party shall be liable for any breach of such confidentiality and non-use obligations by any such Third Party.

13.3              Publicity; Terms of Agreement.

(a)                                 The Parties agree that the material terms of this Agreement are the Confidential Information of both Parties, subject to the authorized disclosure provisions set forth in Section 13.2 and this Section 13.3.

(b)                                 Each Party shall have the right to make an individual public announcement of the execution of this Agreement, the content and timing of which shall be mutually agreed upon by the Parties.  After release of the press release announcing this Agreement, if either Party desires to make a public announcement concerning the material terms of this Agreement, such Party shall give reasonable prior advance notice of the proposed text of such announcement to the other Party for its prior review and approval, such approval not to be unreasonably withheld, conditioned or delayed.  A Party commenting on such a proposed press release shall provide its comments, if any, within *** after receiving the press release for review.  Neither Party shall be required to seek the permission of the other Party to disclose

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any information already disclosed or otherwise in the public domain, provided such information remains accurate.

(c)                                  Vivus may publicly disclose without violation of this Agreement, such terms of this Agreement as are, on the advice of Vivus’ counsel, required by the rules and regulations of the SEC or any other applicable entity having regulatory authority over Vivus’ securities; provided that Vivus advises Purchaser of such intended disclosures and requests confidential treatment of certain commercial terms and technical terms hereof to the extent such confidential treatment is reasonably available to Vivus.  In the event of any such filing, Vivus will provide Purchaser, a reasonable time prior to filing, with a copy of the Agreement marked to show provisions for which Vivus intends to seek confidential treatment and shall reasonably consider and incorporate Purchaser’s comments thereon to the extent consistent with the legal requirements applicable to Purchaser and that govern redaction of information from material agreements that must be publicly filed.  Purchaser shall provide any such comments as promptly as practicable.

13.4                        Proprietary Rights. This Agreement shall not affect the ownership of any intellectual property owned by or licensed to either Party (“Intellectual Property”) or any rights granted in the License Agreement with respect to such Intellectual Property.

14.                               GOVERNING LAW; DISPUTE RESOLUTION

14.1                         Governing Law.  Resolution of all disputes arising out of or related to this Agreement or the validity, construction, interpretation, enforcement, breach, performance, application or termination of this Agreement and any remedies relating thereto, shall be governed by and construed under the substantive laws of the State of New York, United States of America, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.  Without limiting the foregoing, the United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement or transactions hereunder.

14.2                         Disputes.  The Parties recognize that disputes as to certain matters may from time to time arise during the Term which relate to either Party’s rights and/or obligations hereunder.  It is the objective of the Parties to establish procedures to facilitate the resolution of disputes arising under this Agreement in an expedient manner by mutual cooperation and without resort to litigation.  To accomplish this objective, the Parties agree to meet and discuss in good faith any disputes, controversies or differences which may arise between the Parties out of or in relation to or in connection with this Agreement, including any alleged failure to perform, or breach, of this Agreement, or any issue relating to the interpretation or application of this Agreement.  Such good faith efforts shall include at least one in-person meeting between the chief executive officers of each Party.  If the matter is not resolved within *** following the request for discussions, either Party may then invoke the provisions of Section 14.3.

14.3                        Arbitration.

(a)                                 Claims.  Subject to Section 14.4 below, any claim, dispute, or controversy of whatever nature arising out of or relating to this Agreement that is not resolved under Section 14.2 within the required *** period, including, without limitation, any Claim concerning the interpretation, effect, termination, validity, performance and/or breach of this Agreement shall be resolved by final and binding arbitration administered by the International Chamber of Commerce (“ICC”).  The arbitration and all associated discovery proceedings and communications shall be conducted in English, and the arbitration

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shall be held in New York, New York, USA.

(b)                                 English Language.  All proceedings shall be held in English and a transcribed record prepared in English.  Documents submitted in the arbitration (the originals of which are not in English) shall be submitted together with a reasonably complete and accurate English translation.

(c)                                  Selection of Arbitrators.  The Parties shall each choose one arbitrator within *** of receipt of notice of the intent to arbitrate and the said two arbitrators shall select by mutual agreement a third arbitrator within *** after they have been selected as arbitrators.  If no arbitrator is appointed within the times herein provided or any extension of time that is mutually agreed on, the ICC shall make such appointment (i.e. shall appoint three arbitrators) within *** of such failure.

(d)                                 Arbitrators’ Award.  The arbitrators’ award shall include a written statement describing the essential findings and conclusions on which the award is based, including the calculation of any damages awarded.  The arbitrators shall, in rendering their decision, apply the substantive laws of the State of New York, without giving effect to its conflicts of laws principles.  The arbitrators’ authority to award special, incidental, consequential or punitive damages shall be subject to the limitation set forth in Section 11.  The award rendered by the arbitrators shall be final, binding and non-appealable, and judgment may be entered upon it in any court of competent jurisdiction.

(e)                                  Costs.  Each Party shall bear its own attorney’s fees, costs, and disbursements arising out of the arbitration, and shall pay an equal share of the fees and costs of the arbitrators; provided, however, the arbitrators shall be authorized to determine whether a Party is the prevailing party, and if so, to award to that prevailing party reimbursement for any or all of its reasonable attorneys’ fees, costs and disbursements (including, for example, expert witness fees and expenses, photocopy charges, travel expenses, etc.), and/or the fees and costs of the ICC and the arbitrators.

14.4                         Court Actions.  Nothing contained in this Agreement shall deny either Party the right to seek injunctive or other equitable relief from a court of competent jurisdiction in the context of a bona fide emergency or prospective irreparable harm, and such an action may be filed and maintained notwithstanding any ongoing discussions between the Parties or any ongoing arbitration proceeding.  In addition, either Party may bring an action in any court of competent jurisdiction to resolve disputes pertaining to the validity, construction, scope, enforceability, infringement or other violations of Patents or other intellectual property rights, and no such claim shall be subject to arbitration pursuant to Section 14.2.

15.                               USE OF NAMES

Except as otherwise required by law or by the terms of this Agreement or as mutually agreed upon by the Parties, neither Party shall make any use of the name of the other Party in any advertising or promotional material, or otherwise, without the prior written consent of the other Party, which consent shall not be unreasonably withheld.

16.                               MISCELLANEOUS

16.1                        Entire Agreement; Amendment.  This Agreement, including the Appendices hereto, sets forth the complete, final and exclusive agreement and all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto with respect to the subject matter hereof and supersedes, as of the Effective Date, all prior agreements and understandings

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between the Parties with respect to the subject matter hereof.  There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties other than as are set forth herein and therein.  No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties unless reduced to writing and signed by an authorized officer of each Party.

16.2                        Force Majeure.  Both Parties shall be excused from the performance of their obligations under this Agreement to the extent that such performance is prevented by force majeure and the nonperforming Party promptly provides notice of the prevention to the other Party.  Such excuse shall be continued so long as the condition constituting force majeure continues and the nonperforming Party takes reasonable efforts to remove the condition.  For purposes of this Agreement, force majeure shall mean conditions beyond the control of the Parties, including an act of God, war, civil commotion, terrorist act, labor strike or lock-out, epidemic, failure or default of public utilities or common carriers, destruction of production facilities or materials by fire, earthquake, storm or like catastrophe, and failure of plant or machinery (provided that such failure could not have been prevented by the exercise of skill, diligence, and prudence that would be reasonably and ordinarily expected from a skilled and experienced person engaged in the same type of undertaking under the same or similar circumstances).  Notwithstanding the foregoing, a Party shall not be excused from making payments owed hereunder because of a force majeure affecting such Party.

16.3                                           Notices.  Any notice required or permitted to be given under this Agreement shall be in writing, shall specifically refer to this Agreement, and shall be addressed to the appropriate Party at the address specified below or such other address as may be specified by such Party in writing in accordance with this Section 16.3, and shall be deemed to have been given for all purposes when received, if hand-delivered or by means of facsimile or other electronic transmission, or *** after being sent by a reputable overnight delivery service.

If to Vivus:                                                                                  Vivus, Inc.

351 E. Evelyn Avenue

Mountain View, CA 94041

Attention:  General Counsel

Fax: (650) 934-5320

With a copy to:                                                            Hogan Lovells US LLP

4085 Campbell Ave.

Suite 100

Menlo Park, CA  94025

Attention: Shane Albright, Partner

Fax: (650) 463-4199

If to Purchaser:                                                            Sanofi Winthrop Industrie

20, avenue Raymond Aron

92160 Antony, France

Attention: AVP External Manufacturing, Europe & North America

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With a copy to:                                                            Sanofi

54 rue La Boétie

75008 Paris, France

Attention: General Counsel

Fax: +33.1.53.77.43.03

16.4                        No Strict Construction; Headings; Interpretation.  This Agreement has been prepared jointly and shall not be strictly construed against either Party.  Ambiguities, if any, in this Agreement shall not be construed against any Party, irrespective of which Party may be deemed to have authored the ambiguous provision.  The headings of each Article and Section in this Agreement have been inserted for convenience of reference only and are not intended to limit or expand on the meaning of the language contained in the particular Article or Section.  The definitions of the terms herein apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun will include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” will be deemed to be followed by the phrase “without limitation.”  Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein will be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or therein), (b) any reference to any laws herein will be construed as referring to such laws and any rules or regulations promulgated thereunder as from time to time enacted, repealed or amended, (c) any reference herein to any person will be construed to include the person’s successors and assigns, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, will be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) any reference herein to the words “mutually agree” or “mutual written agreement” will not impose any obligation on either Party to agree to any terms relating thereto or to engage in discussions relating to such terms except as such Party may determine in such Party’s sole discretion, except as expressly provided in this Agreement, (f) as applied to a Party, the word “will” shall be construed to have the same meaning and effect as the word “shall,” and (g) all references herein without a reference to any other agreement to Articles, Sections, or Appendices will be construed to refer to Articles, Sections, and Appendices of or to this Agreement.

16.5                                           Assignment.  Neither Party may assign or transfer this Agreement or any rights or obligations hereunder without the prior written consent of the other, except that a Party may make such an assignment without the other Party’s consent to such Party’s Affiliate or to a successor to all or substantially all of the assets or business of such Party to which this Agreement pertains.  Any permitted successor or assignee of rights and/or obligations hereunder shall, in a writing to the other Party, expressly assume performance of such rights and/or obligations.  Notwithstanding any assignment of this Agreement, the assigning Party shall remain liable for performance of its obligations hereunder, unless the non-assigning Party agrees otherwise in writing.  Any assignment or attempted assignment by either Party in violation of the terms of this Section 16.5 shall be null, void and of no legal effect.

16.6                                           Records Retention.  Each of Vivus and Purchaser will maintain complete and accurate records pertaining to its activities under this Agreement, including records pertaining to Development or Commercialization of any Products and reports and information provided to any Regulatory Authority or other governmental authority, in accordance with Applicable Law.  Each of Vivus and Purchaser will retain such records for a duration prescribed by Applicable Law, but not in any event for less than *** years after the Effective Date (or longer if a Party is notified, ordered or otherwise

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required to maintain such records for a longer period in connection with a legal proceeding or government investigation).

16.7                                           No Solicitation.  During *** following the Effective Date, neither Purchaser nor any of its Affiliates will solicit or endeavor to entice away from Vivus or its Affiliates, hire, or offer employment to, any person or entity who is, or was within the *** period immediately prior thereto, employed by Vivus or its Affiliates, or otherwise interfere with any such person’s relationship with Vivus or its Affiliates; provided, however, that this restrictive covenant shall not prohibit Purchaser from making any general solicitation for employees or engaging in public advertising of employment opportunities (including through the use of employment agencies) not specifically directed to any of Vivus’ or its Affiliates’ respective directors, officers or employees.

16.8                         Successors and Assigns; No Third Party Beneficiaries.  This Agreement will be binding upon and inure to the benefit of the Parties and their successors and permitted assigns.  No provision of this Agreement, express or implied, is intended to or will be deemed to confer upon Third Parties any right, benefit, remedy, claim, liability, reimbursement, claim of action or other right of any nature whatsoever under or by reason of this Agreement other than the Parties and, to the extent provided in Sections 10.1 and 10.2, the Indemnified Parties.  Without limitation, this Agreement will not be construed so as to grant employees of either party in any country any rights against the other Party pursuant to the laws of such country.

16.9                         Performance by Affiliates.  Any obligation of Vivus under or pursuant to this Agreement may be satisfied, met or fulfilled, in whole or in part, at Vivus’ sole and exclusive option, either by Vivus directly or by any Affiliate of Vivus that Vivus causes to satisfy, meet or fulfill such obligation, in whole or in part.  Any obligation of Purchaser under or pursuant to this Agreement may be satisfied, met or fulfilled, in whole or in part, at Purchaser’s sole and exclusive option, either by Purchaser directly or by any Affiliate of Purchaser that Purchaser causes to satisfy, meet or fulfill such obligation, in whole or in part.  Each of the Parties guarantees the performance of all actions, agreements and obligations to be performed by any Affiliates of such Party under the terms and conditions of this Agreement, and shall cause its Affiliates to comply with the provisions of this Agreement in connection with such performance.  Any breach by a Party’s Affiliate of any of such Party’s obligations under this Agreement shall be deemed a breach by such Party, and the other Party may proceed directly against such Party without any obligation to first proceed against such Party’s Affiliate.

16.10                  Further Assurances and Actions.  Each Party, upon the request of the other Party, without further consideration, will do, execute, acknowledge, and deliver or cause to be done, executed, acknowledged or delivered all such further acts, deeds, documents, assignments, transfers, conveyances, powers of attorney, instruments and assurances as may be reasonably necessary to effect complete consummation of the transactions contemplated by this Agreement, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.  The Parties agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be reasonably necessary in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

16.11                  Compliance with Applicable Law.  Each Party shall comply with all Applicable Laws in the course of performing its obligations or exercising its rights pursuant to this Agreement.

16.12                  Severability.  If any one or more of the provisions of this Agreement is held to be invalid

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or unenforceable by any court of competent jurisdiction from which no appeal can be or is taken, the provision shall be considered severed from this Agreement and shall not serve to invalidate any remaining provisions hereof.  The Parties shall make a good faith effort to replace any invalid or unenforceable provision with a valid and enforceable one such that the objectives contemplated by the Parties when entering this Agreement may be realized.

16.13                  No Waiver.  Any delay in enforcing a Party’s rights under this Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of such Party’s rights to the future enforcement of its rights under this Agreement, except with respect to an express written and signed waiver relating to a particular matter for a particular period of time.

16.14                  Independent Contractors.  Each Party shall act solely as an independent contractor, and nothing in this Agreement shall be construed to give either Party the power or authority to act for, bind, or commit the other Party in any way.  Nothing herein shall be construed to create the relationship of partners, principal and agent, or joint-venture partners between the Parties.

16.15                  Counterparts.  This Agreement may be executed in one (1) or more counterparts, including by facsimile or other electronic transmission, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature page follows]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first above written.

Sanofi Winthrop Industrie

By:
Name:
Title:
Date:

VIVUS, Inc.

By:	/s/ John L. Slebir
Name:	John L. Slebir
Title:	SVP, General Counsel
Date:	26 February 2014

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Appendix A

Specifications

***

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CONFIDENTIAL

Appendix B

Manufacturing Cost for Product Manufactured by MTPC

For Product manufactured by MTPC, the Manufacturing Cost shall be equal to ***:

***

*** calculated based on a *** according to the following (the ***):

***

The Manufacturing Cost for Product manufactured by MTPC shall initially be set at *** and the Price for Product hereunder will be calculated and invoiced to Purchaser based on ***.  In the event the ***Purchaser, its Affiliates, or its sublicensees ***.  The formula for calculation of such Manufacturing Cost Adjustment is as follows:

“Manufacturing Cost Adjustment” = ***.

No later than *** after the end of each ***, VIVUS shall notify Purchaser whether there is a Manufacturing Cost Adjustment with respect to such *** and if there is such a Manufacturing Cost Adjustment, shall invoice Purchaser for Product sold during such *** at a new Price calculated based on the Manufacturing Cost Adjustment, net of payments already made by Purchaser for such Product.

After the end of the Supply Period (as defined in the MTPC Agreement), it is anticipated that there will be a final reconciliation between MTPC and VIVUS to ensure the accuracy of all amounts paid by VIVUS to MTPC for manufacture of Product.  To the extent that this final reconciliation results in any payments by or refunds to VIVUS in respect of Product manufactured by MTPC and ultimately sold to Purchaser hereunder, the Manufacturing Cost and Price for such Product shall be appropriately re-calculated hereunder, and appropriate payments to VIVUS shall be made (or appropriate credits to Purchaser shall be issued, as the case may be).

Purchaser acknowledges that the Manufacturing Cost specified above may need to be modified in order to maintain consistency between this Agreement and the MTPC Agreement if the price charged by MTPC to VIVUS for Product changes, it being understood that (a) such price will not *** prior to *** and (b) after such date such price can only *** if MTPC’s actual manufacturing cost for the Product exceeds *** percent (***%) of the Fixed Manufacturing Cost above.

***.

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Appendix C

SANOFI TERRITORY

Africa:	Middle East — Turkey:	Eurasia:
Egypt	Turkey	Azerbaijan
Sudan	Saudi Arabia	Kazakhstan
Algeria	Yemen	Kirghizstan
Morocco	Qatar	Uzbekistan
South Africa	Bahrain	Georgia
Tunisia	United Arab Emirates	Armenia
Libya	Oman	Russia
Burkina Faso	Kuwait	Ukraine
Gambia	Lebanon	Byelorussia
Guinea	Syria
Mali	Jordan
Mauritania	Palestine
Sao Torne	Iraq
Senegal	Iran
Benin	Israel
Ivory Coast
Togo
Niger
Chad
Kenya
Mauritius
Ethiopia
Uganda
Tanzania
Eritrea
Somalia
Seychelles Island
Burundi
Rwanda
Cameroon
Gabon
Congo
Madagascar
Democratic Republic of Congo
Djibouti
Central African Republic
Islamic Republic of Comoros
Republic of Equatorial Guinea
Nigeria
Ghana
Liberia
Sierra Leone
Angola
Mozambique

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Zambia
Zimbabwe
Malawi
Botswana
Namibia

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